Exhibit 99.1

AMENDMENT TO WARRANT AGREEMENT

This Amendment to Warrant Agreement (this “Amendment”) is entered into as of the 28th day of March, 2013 (the “Amendment Date”) by and between General Growth Properties, Inc. (“GGP”), a Delaware corporation, and American Stock Transfer & Trust Company, LLC, a Delaware limited liability company, as successor to Mellon Investor Services LLC, a New Jersey limited liability company (together with its successors and assigns, the “Warrant Agent”).  Defined terms used but not otherwise defined herein shall have the meaning assigned to them in the Warrant Agreement (as defined below).

WHEREAS, GGP and the Warrant Agent previously entered into a Warrant Agreement dated as of November 9, 2010 (the “Warrant Agreement”);

WHEREAS, GGP and the Warrant Agent now desire to amend the Warrant Agreement; and

WHEREAS, GGP and the Warrant Agent have received the consent of each Holder affected by this Amendment as required under the Warrant Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree to amend the Warrant Agreement as follows:

I.             Amendments to Section 1.  The following items are hereby amended in Section 1 of the Warrant Agreement, “Definitions”:

(a)           The defined term “Cash Redemption Value” is hereby deleted in its entirety.

(b)           The definitions set forth below are hereby added in the appropriate alphabetical order.

(i)            Change of Control Exchange: means the exchange of Warrants for shares of Common Stock to a Holder (x) upon the election of such Holder in accordance with Section 6.1, (y) pursuant to Section 6.2(b) or (z) upon the election of the Company in accordance with Section 6.3(a)(i) or automatically pursuant to Section 6.3(b).

(ii)           Conversion Value: the meaning set forth in Section 6.1(b).

(iii)          Redemption Value: the meaning set forth in Section 6.1(b).

II.            Amendment to Section 5.5.  Section 5.5 of the Warrant Agreement, “Reorganization, Reclassification, Consolidation, Merger or Sale,” is hereby deleted in its entirety and replaced with the following:

5.5          Reorganization, Reclassification, Consolidation, Merger or Sale.  Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company’s assets or other transaction, which in each case is effected in such a way that the shares of Common Stock are converted into the right to receive (either directly or upon subsequent liquidation) stock, securities, other equity interests or assets (including cash) with respect to or in exchange for shares of Common Stock is referred to herein as “Organic Change.”  Prior to the consummation of any Organic Change other than an Organic Change involving a Change of Control Exchange, the Company shall make appropriate provision to ensure that each of the Holders shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the Common Stock immediately theretofore acquirable and receivable upon the exercise of such Holder’s Warrants, with the same rights afforded generally to holders of Common Stock in connection with such Organic Change, such stock, securities, other equity interests or assets, in each case as may be issued or payable in connection with the Organic Change with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon exercise of such Holder’s Warrants, for an aggregate Exercise Price per Warrant equal to the aggregate Exercise Price per Warrant as in effect immediately prior to such Organic Change.  Prior to the consummation of an Organic Change involving a Change of Control Exchange, the Company shall make appropriate provision to ensure that each of the Holders shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the Common Stock receivable in connection with a Change of Control Exchange, with the same rights afforded generally to holders of Common Stock in such Organic Change, such cash, stock, securities, other equity interests or assets, in each case as may be issued or payable in connection with such Organic Change with respect to or in exchange for such number of shares of Common Stock acquirable by such Holder in such Change of Control Exchange.  In any such case, the Company shall make appropriate provision to insure that all of the provisions of the Warrants shall thereafter be applicable to such stock, securities, other equity interests or assets.  The Company shall not effect any such consolidation, merger or sale of all or substantially all of the Company’s assets where the Warrants will be assumed by the successor entity, unless prior to the consummation thereof, the successor entity (if other than the Company) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument the obligation to deliver to each such Holder upon exercise of any Warrant, such stock, securities, equity interests or assets (including cash) as, in accordance with Article 5, such Holder may be entitled to acquire.  For the avoidance of doubt, the adjustments set forth in this Section 5.5 shall be applicable to any Warrants that remain outstanding pursuant to this Agreement in connection with a Public Stock Merger or Mixed Consideration Merger (including any adjustment applicable in connection with such Public Stock Merger or Mixed Consideration Merger).

III.          Amendment to Section 6.  Section 6 of the Warrant Agreement, “Change of Control,” is hereby deleted in its entirety and replaced with the following:

6.1          Redemption in Connection with a Change of Control Event.  (a) Upon the occurrence of a Change of Control Event (other than a Public Stock Merger or Mixed Consideration Merger), at the election of each Holder in its sole discretion by written notice to the Company or the successor to the Company on or prior to the Exercise Date, such Holder may exchange its outstanding Warrants immediately prior to, and conditioned upon the consummation of, such Change of Control Event for a number of shares of Common Stock in accordance with this Section 6.1 “with the same equivalent value” as the Redemption Value (as defined below) and, to the extent so exchanged, the Warrants shall thereafter be extinguished. For purposes of this Section 6.1, the Exercise Date shall mean (x) if the Company entered into a definitive agreement with respect to a Change of Control Event and has provided to the Holders notice of the date on which the Change in Control Event will become effective at least twenty (20) Business Days prior to the effectiveness of such event, the tenth (10th) Business Day prior to such event and (y) otherwise, the fifth (5th) Business Day following the effectiveness of the Change of Control Event.

(b)           For purposes of determining the number of shares of Common Stock “with the same equivalent value” as the Redemption Value, the number of shares of Common Stock to be received for each Warrant by such Holder shall equal the Redemption Value per Warrant divided by the Conversion Value (as defined below) per share of Common Stock.  The “Redemption Value” for any Warrant shall equal the fair value of the Warrant as of the date of such Change of Control Event as determined by an Independent Financial Expert, by employing a valuation based on a computation of the option value of each Warrant using the calculation methods and making the assumptions set forth in Exhibit C. The “Conversion Value” of a share of Common Stock shall equal (i) upon the occurrence of a Change of Control Event pursuant to which each of the outstanding shares of Common Stock held by holders who are not affiliated with the Company or any entity acquiring the Company is exchanged for, converted into or constitutes solely the right to receive a fixed amount of cash as consideration, such cash price, or (ii) upon the occurrence of any other Change of Control Event, the Fair Market Value (calculated for the one trading day period immediately preceding the date of such Change of Control Event and not the ten consecutive trading days immediately preceding the date of such Change of Control Event contemplated by the definition of “Fair Market Value”) of a share of Common Stock as of the trading day immediately preceding the date of such Change of Control Event, Public Stock Merger or Mixed Consideration Merger, as applicable. If a Holder of Warrants does not elect to receive the Redemption Value for such Holder’s Warrants as provided by this Section 6.1, such Warrants will remain outstanding as adjusted pursuant to the provisions of Article 5 hereof.

6.2          Public Stock Merger.  (a)  In connection with a Public Stock Merger, the Company may by written notice to the Holders not less than ten (10) Business Days prior to the effective date of such Public Stock Merger elect to have all the unexercised Warrants remain outstanding after the Public Stock Merger, in which case the Warrants will remain outstanding as adjusted pursuant to Section 5.5 and the other provisions of Article 5 hereof.

(b) In the case of any Public Stock Merger with respect to which the Company does not make a timely election as contemplated by Section 6.2(a) above, the Warrants shall be automatically exchanged for a number of shares of Common Stock with the “same equivalent value” as the Redemption Value immediately prior to, and conditioned upon, the effective time of such Public Stock Merger in such a manner that permits the Holder to exercise, with respect to such shares of Common Stock, all of the rights of a Holder of Common Stock as of immediately prior to the effective time of such Public Stock Merger and all rights of a Holder of Common Stock with respect to the consideration to be received in respect of such shares of Common Stock in such Public Stock Merger, and the Warrants shall thereafter be terminated and extinguished.

The determinations of the Redemption Value and Conversion Value and the number of shares of Common Stock to be issued shall all be determined in accordance with Section 6.1(b).

6.3          Mixed Consideration Merger.  (a)  In connection with a Mixed Consideration Merger, the Company may by written notice to the Holders not less than ten (10) Business Days prior to the effective date of such Mixed Consideration Merger elect the following treatment with respect to each outstanding Warrant: (i) the Warrant shall be exchanged for a number of shares of Common Stock with the “same equivalent value” as the Redemption Value (each as determined in accordance with Section 6.1(a)) immediately prior to, and conditioned upon, the effective time of such Mixed Consideration Merger in such a manner that permits the Holder to exercise, with respect to such shares of Common Stock, all of the rights of a Holder of Common Stock as of immediately prior to the effective time of such Mixed Consideration Merger and all rights of a Holder of Common Stock with respect to the consideration to be received in respect of such shares of Common Stock in such Mixed Consideration Merger, and such Warrant shall thereafter be terminated and extinguished, or (ii) the Warrant shall remain outstanding after the Mixed Consideration Merger, as further adjusted pursuant to Section 5.5 and the other provisions of Article 5 hereof.

(b)           In the case of any Mixed Consideration Merger with respect to which the Company does not make a timely election as contemplated by Section 6.3(a) above, the Warrants shall be automatically exchanged for shares of Common Stock with the “same equivalent value” as the Redemption Value immediately prior to, and conditioned upon, the effective time of such Mixed Consideration Merger in such a manner that permits the Holder to exercise, with respect to such shares of Common Stock, all of the rights of a Holder of Common Stock as of immediately prior to the effective time of such Mixed Consideration Merger and all rights of a Holder of Common Stock with respect to the consideration to be received in respect of such shares of Common Stock in such Mixed Consideration Merger, and the Warrants shall thereafter be terminated and extinguished. The determinations of the Redemption Value and Conversion Value and the number of shares of Common Stock to be issued shall all be determined in accordance with Section 6.1(b).

6.4          The Warrant Agent.  The Warrant Agent shall have no duty or obligation to make any of the payments required under this Article 6 unless and until it has been provided with available cash.

IV.          Amendments to Exhibit C.  The following items are hereby amended in Exhibit C of the Warrant Agreement, “Option Pricing Assumptions / Methodology”:

(a)           The defined term “Cash Redemption Value” is hereby deleted and replaced with “Redemption Value” in each place that it occurs.

(b)           The definition of “Settlement Date” is hereby deleted in its entirety and replaced with, “The scheduled date of the consummation of the Change of Control Event.”

V.            Miscellaneous.

(a)           Except as modified as set forth in this Amendment, the Warrant Agreement remains in full force and effect and this Amendment shall be incorporated into and become a part of the Warrant Agreement.

(b)           The Warrant Agreement (as amended by this Amendment) constitutes and contains the entire agreement and understanding between the parties hereto concerning the subject matter hereof, and supersede and replace all prior arrangements and agreements with regard thereto.  To the extent that any provision of the Warrant Agreement conflicts or is inconsistent with this Amendment, this Amendment shall govern.

(c)           THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

(d)           This Amendment may be executed in one or more counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be as effective as delivery of a manually executed counterpart of this Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the Amendment Date through their duly authorized representatives as set forth below.

GENERAL GROWTH PROPERTIES, INC.

By:	/s/ Michael B. Berman
Name:	Michael B. Berman
Title:	Executive Vice President and
Chief Financial Officer

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, as Warrant Agent

By:	/s/ Barbara J. Robbins
Name:	Barbara J. Robbins
Title:	Vice President